EXHIBIT 99.3

                                 RISK FACTORS

         You should carefully consider the following risks and other information contained in this proxy statement and prospectus before deciding to vote in favor of the tracking stock proposal or the proposals to amend the fair price provisions of our charter.

RISKS RELATING TO OUR NEW TRACKING STOCK CAPITAL STRUCTURE

                    Risks Relating to Both Series of Stock

The market prices of WorldCom group stock and MCI group stock may not reflect the separate performance of the groups

         The market price of WorldCom group stock may not reflect the separate performance of our non-MCI businesses. Similarly, the market price of MCI group stock may not reflect the separate performance of our MCI businesses. The market price of either or both series of common stock could simply reflect the performance of WorldCom as a whole, or the market price could move independently of the performance of the businesses of the related group. Investors may discount the value of WorldCom group stock and MCI group stock because they are part of a common enterprise rather than stand-alone entities.

The market prices of WorldCom group stock and MCI group stock could be adversely affected by factors that do not affect traditional common stock

         The complex nature of the terms of the two series of stock may adversely affect the market prices of the two series of stock

         The complex nature of the terms of WorldCom group stock and MCI group stock, such as the convertibility of each stock, and the potential difficulties investors may have in understanding these terms, may adversely affect the market prices of WorldCom group stock and MCI group stock. As a result, the combined market values of WorldCom group stock and MCI group stock after the recapitalization may not equal or exceed the market value of our existing common stock.

         The market price of one series of stock could be adversely affected by events involving the other group or the performance of the other series of stock

         Events, such as earnings announcements or announcements of new products or services, acquisitions or dispositions that the market does not view favorably and thus adversely affect the market price of one series of stock, may adversely affect the market price of the other series of stock. Because both series are common stock of WorldCom, an adverse market reaction to one series of stock may, by association, cause an adverse reaction to the other series of stock. This could occur even if the triggering event was not material to WorldCom as a whole.

         The market prices of the WorldCom group stock and MCI group stock may be volatile and fluctuate substantially

         Market reaction to the establishment of the tracking stocks is unpredictable, and stock prices of telecommunications service providers have been volatile. To the extent the market price of either or both series of common stock track the performance of more focused groups of businesses than those of WorldCom as a whole, the market prices of these stocks may be more volatile than the market price of WorldCom's existing common stock has been to date. This volatility may be in response to any of the following factors, some of which are beyond the control of the management of each of the WorldCom and MCI groups:

         o variations in WorldCom group's or MCI group's quarterly operating results;

         o changes in financial estimates or investment recommendations by securities analysts relating to the WorldCom group and/or MCI group stocks generally;

         o changes in market valuations of other telecommunications services companies engaged in similar lines of business; and

         o the potential for future sales or issuances of WorldCom group and MCI group stocks.

Because there has been no prior market for either the WorldCom group stock or the MCI group stock, the value of the stock you receive could be less than the value of the existing stock

         Because there has been no prior market for the WorldCom group stock or the MCI group stock, the market prices of a share of WorldCom group stock and 1/25 of a share of MCI group stock could be less than the market value of a share of our existing common stock prior to the distribution.

You will be subject to all of the risks of an investment in WorldCom as a whole, even if you own only one series of stock

         The holders of WorldCom group stock and the holders of MCI group stock will be shareholders of a single company, WorldCom. Financial effects arising from one group that affect WorldCom's consolidated results of operations or financial condition could, if significant, affect the results of operations or financial condition of the other group. The WorldCom group and the MCI group will not be separate legal entities and as such cannot own assets or enter into legally binding agreements. The issuance of WorldCom group stock and MCI group stock and the attribution of assets, liabilities and shareholders' equity to the WorldCom group or the MCI group will not affect ownership of our assets or responsibility for our liabilities or those of our subsidiaries.

         We could be required to use assets attributed to one group to pay the liabilities attributed to the other group

         The assets we attribute to one group could be subject to the liabilities attributed to the other group, even if those liabilities arise from lawsuits, contracts or indebtedness that we attribute to the other group. No provision of our charter prevents us from using the assets attributed to one group to satisfy the liabilities attributed to the other group.

         Net losses from one group could adversely affect the other group's ability to pay dividends

         Net losses of either the WorldCom group or the MCI group and dividends paid on shares of WorldCom group stock, MCI group stock and our preferred stock will reduce the dividends we can pay on each series of common stock under Georgia law.

         Financial effects from one group could adversely affect the other group's borrowing costs

         If WorldCom or any of its subsidiaries were to incur significant indebtedness on behalf of one group, including indebtedness incurred or assumed in connection with an acquisition or investment, it could affect the credit rating of WorldCom and its subsidiaries. This, in turn, could increase the borrowing costs of the companies in the other group and WorldCom as a whole.

Our board of directors may change our tracking stock policy statement to the detriment of one group without shareholder approval

         Our board of directors may at any time change, or make exceptions to, the policies set forth in our tracking stock policy statement with respect to the allocation of corporate opportunities, financing arrangements, taxes, debt, interest and other matters, or may adopt additional policies, without shareholder approval. A decision to change, or make exceptions to, these policies or adopt additional policies could disadvantage the holders of one series of common stock relative to the holders of the other series of common stock.

Holders of WorldCom group stock and MCI group stock will not have shareholder rights associated with traditional common stock

         There will be no board of directors that owes any separate duties to the holders of either series of stock

         Neither the WorldCom group nor the MCI group will have a separate board of directors to represent solely the interests of the holders of WorldCom group stock or MCI group stock. Consequently, there will be no board of directors that owes any separate duties to the holders of either series of stock and the board will act in the best interests of WorldCom as a whole, which may be detrimental to the interests of the holders of one series of stock.

         Holders of WorldCom group stock and MCI group stock may not have any remedies if any action by directors or officers has an adverse effect on the series of stock related to their group

         Shareholders may not have any remedies if any action or decision of our directors or officers has an adverse effect on the holders of one series of common stock compared to the other series of common stock. Although we are not aware of any Georgia court adjudicating such an action in the context of our anticipated capital structure, recent cases in Delaware involving tracking stocks have indicated that decisions by directors or officers involving treatment of tracking stock shareholders should be judged under the business judgment rule unless self-interest is shown.

         The business judgment rule provides that a director or officer will be deemed to have satisfied his or her fiduciary duties to WorldCom if that person acts in a manner he or she believes in good faith to be in the best interests of WorldCom as a whole, not of either group. As a result, in some circumstances, our directors or officers may even be required to make a decision that is adverse to the holders of one series of common stock.

         A Georgia court hearing a case involving this type of a challenge may decide to apply principles of Georgia law that are different from the principles of Delaware law that are discussed above, or may develop new principles of law.

         Holders of the series of stock related to one group may not be entitled to vote on a sale of all or substantially all of the assets attributed to that group, and may not be able to block a transaction they believe is unfair

         Georgia law requires shareholder approval only for a sale or other disposition of all or substantially all of the assets of the entire company. If either group represents less than substantially all of the assets of WorldCom as a whole, our board of directors could, without shareholder approval, approve sales and other dispositions of any amount, including all or substantially all, of the assets attributed to that group. Initially, the assets attributed to the MCI group will not represent substantially all of the assets of the entire company and therefore our board could sell the assets attributed to the MCI group without shareholder approval. In exercising its discretion, our board of directors is not required to select the option that would result in the distribution with the highest value to the holders of the series of stock related to the group to which we have attributed the assets being sold or with the smallest effect on the series of stock related to the other group.

         In addition, under Georgia law, our board of directors could decline to sell the assets attributed to a group, despite the request of a majority of the holders of the series of stock related to that group.

Transfers of cash, other assets or liabilities between the WorldCom group and the MCI group could cause a loss in value to one series of stock

         Under our tracking stock policy statement, our board of directors may decide to transfer cash, other assets or liabilities between groups, except as otherwise described herein, at fair value as determined by the board of directors. If the fair value determination is not equitable or the financial markets do not view a transfer as fair to both groups, then one series of stock may suffer a loss in value.

Conflicts of interest may arise between holders of WorldCom group stock and holders of MCI group stock that may be resolved adversely to either group, which may suffer a loss in value

         The existence of separate series of common stock could give rise to occasions in which the interests of the holders of WorldCom group stock and the holders of MCI group stock diverge, conflict or appear to diverge or conflict. Our board of directors will resolve conflicts of interest between the two groups in favor of WorldCom as a whole.

         Operational and financial decisions could favor one group over the other

         Because our board of directors owes a duty only to WorldCom as a whole, and not to either of the WorldCom group or the MCI group, our board of directors could from time to time, without shareholder approval, make operational and financial decisions or implement policies that adversely affect the businesses attributed to either group. These decisions could include:

         o   allocation of financing opportunities in the public markets;

         o   allocation of business opportunities, resources and personnel;
             and

         o transfers of funds, assets or liabilities between groups and other inter-group transactions.

         In each case, the opportunity, resources or personnel allocated, or funds, assets or liabilities transferred, to one group may be equally or more suitable for the other group. Furthermore, any decision may benefit the businesses of one group more than the businesses of the other. For example, the decision to borrow funds for companies in one group may adversely affect the ability of companies in the other group to obtain funds sufficient to implement their growth strategies or may increase the cost of those funds.

         Proceeds of a merger may be allocated disproportionately between the two series of stock

         Our board of directors will determine how consideration to be received in a merger involving WorldCom will be allocated between the holders of WorldCom group stock and the holders of MCI group stock. In doing so, our board of directors could allocate the proceeds in a manner not proportionate to the market capitalizations of the two series of stock. If this were perceived as unfair by the investment community, the holders of one series could be adversely affected.

         Our board of directors may pay more or less dividends on the series of stock related to one group than if that group were a separate company

         Our board of directors has the authority to declare and pay dividends on WorldCom group stock and MCI group stock in any legal amount. Our board of directors could, in its sole discretion, declare and pay dividends exclusively on WorldCom group stock, exclusively on MCI group stock, or on both, in equal or unequal amounts. It is not currently contemplated that we will pay dividends on the WorldCom group stock. Our board of directors could pay more dividends on the series of stock related to one group than would be financially prudent if that group were a stand-alone corporation.

         Conversion of one series stock into the other series will change the nature of your investment, could dilute your economic interest in WorldCom and could result in a loss in value

         Our board of directors could, without shareholder approval, convert shares of MCI group stock into shares of WorldCom group stock or, in more limited circumstances discussed herein, shares of WorldCom group stock into shares of MCI group stock, at some or no premium. A conversion would preclude the holders of both series of common stock from retaining their investment in a security that is intended to reflect separately the performance of the related group.

         If you own shares of the series of stock into which the other series is being converted and the conversion is at a premium, it is likely that your shares would suffer a loss in value because your economic interest in WorldCom would be diluted. In addition, if you own shares of the series of stock into which the other series is being converted and that other series is considered over-valued, the holders of shares of the series being converted would receive more shares of your series of stock than they should and you would suffer a loss in value in addition to any loss resulting from dilution of your economic interest. Conversely, if you own shares of the series of stock being converted and these shares are considered under-valued, you would not receive as many shares of the other series of stock as you should and would suffer a loss in value. Your loss would increase if the other series of stock was also considered over-valued.

Decisions by directors and officers that affect market prices could decrease relative voting power of a series of stock and the number of shares received in a conversion

         The relative voting power per share of each series of common stock and the number of shares of one series of common stock issuable upon the conversion of the other series of common stock will vary depending upon the relative market prices of WorldCom group stock and MCI group stock. The market price of either or both series of common stock could be adversely affected by market reaction to decisions by our board of directors or our management that investors perceive to disadvantage one series of common stock.

If our board of directors causes a separation of one group from WorldCom, either or both series of stock may suffer a loss in value

         Our board of directors may, without shareholder approval, declare that all outstanding shares of either series of common stock will be exchanged for shares of one or more wholly owned subsidiaries of WorldCom that own all of the assets and liabilities attributed to that group. Such an exchange would result in two independent companies: one that owned all of the assets and liabilities of the WorldCom group and one that owned all the assets and liabilities of the MCI group. After this type of exchange, shareholders of a group would no longer benefit from the assets allocated to the other group. If our board of directors chooses to exchange shares of one series of common stock:

         o the market value of the subsidiary shares received in that exchange could be or become less than the market value of the series of common stock exchanged; and/or

         o the market value of WorldCom's remaining series of common stock could decrease from its market value before the exchange.

         The market value of the subsidiary shares and/or our remaining series of common stock may decrease in part because the subsidiary and/or our remaining businesses may no longer benefit from the advantages of doing business under common ownership with the other group. Specifically, the MCI group or the WorldCom group would no longer be able to take advantage of the strategic and operational benefits of shared managerial expertise, synergies relating to technology and purchasing arrangements, cost savings in corporate overhead and enhanced access to capital markets. In addition, the WorldCom group has been attributed all tradenames, including the MCI tradename and other related MCI tradenames. If an exchange for either series of common stock were effected, the company holding the MCI assets would not own any rights to the MCI tradenames, unless the company holding the WorldCom assets agreed to license the tradenames to the MCI company.

Holders of one series of common stock may receive less consideration upon a sale of the assets attributed to their group than if their group were a separate company

         If we sell 80% or more of the properties and assets attributed to either group, our board of directors must, subject to some exceptions:

         o distribute to the holders of the stock related to that group by special dividend or redemption an amount equal to their proportionate interest in the net proceeds of the sale; or

         o convert the outstanding shares of the MCI group into a number of shares of the WorldCom group, based on the average market values of the two series of common stock during a ten-trading day period after the sale.

         If the group to which the sold assets were attributed were a separate, independent company and its shares were acquired by another person, some of the costs of that sale, including corporate level taxes, might not be payable in connection with that acquisition. As a result, shareholders of a separate, independent company might receive a greater amount than the net proceeds that would be received by the holders of the stock related to that group. In addition, we cannot assure you that the net proceeds per share of the stock related to that group will be equal to or more than the market value per share of the series of common stock prior to or after announcement of a sale.

If WorldCom were to be liquidated, amounts distributed to holders of each series will not bear any relationship to the value of the assets attributed to the groups

         The liquidation rights of the holders of the respective series of common stock are fixed. As a result, liquidation rights of the two series of stock will not bear any relationship to the relative market values, the relative voting rights of the series of common stock or the relative value of the assets attributed to the groups. For example, each share of MCI group stock will be entitled to an amount equal to 1/25 of the amount to which each share of WorldCom group stock will be entitled. As a result, holders of MCI group stock may receive less than they would if there were only one series of WorldCom common stock outstanding.

Stock ownership could cause directors and officers to favor one group over the other

         Our directors and officers will initially own more shares, including shares subject to stock options, of WorldCom group stock than MCI group stock. As a policy, our board of directors will periodically monitor the ownership of shares of WorldCom group stock and shares of MCI group stock by our directors and senior officers and our option grants to them so that their interests are generally aligned with the two series of common stock and with their duty to act in the best interests of WorldCom and our shareholders as a whole. However, because the actual value of their interests in the WorldCom group stock and MCI group stock is anticipated to vary significantly, it is possible that they could favor one group over the other due to their stock and option holdings.

Groups may compete with each other to the detriment of their businesses

         There is no board policy prohibiting competition between the groups. Any price or other competition between the groups could be detrimental to the businesses of either or both of the groups.

Because it might be possible for an acquiror to obtain control of WorldCom by purchasing shares of only one of the tracking stocks, shareholders of both series may not share in any takeover premium

         A potential acquiror could acquire control of WorldCom by acquiring shares of common stock having a majority of the voting power of all shares of common stock outstanding. A majority of the voting power could be obtained by acquiring a sufficient number of shares of both series of common stock or, if one series of common stock has a majority of the voting power, only shares of that series. We expect that initially the WorldCom group stock will have a substantial majority of the voting power. As a result, initially, it might be possible for an acquiror to obtain control by purchasing only shares of WorldCom group stock.

Either common stock might not be included in stock market indices, which could result in a decline of the market price of that stock

         We do not anticipate that the MCI group stock initially will be included in any stock market index. As a result, holders of a substantial number of shares of our existing common stock that are required to own only stocks included in an index will be required to sell immediately the MCI group stock received by them in the recapitalization. Further, we cannot assure you that the WorldCom group stock will continue to be included in any particular index or that the weighting in an index of the WorldCom group stock will be the same as our existing common stock. Either of these circumstances could adversely affect the market price of the series of common stock.

Provisions governing common stock could discourage a change of control and the payment of a premium for shareholders' shares

         Our articles of incorporation contain provisions which could prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of WorldCom by delaying or preventing a change in control.

         Our articles of incorporation contain a provision that requires the approval by the holders of at least 70% of the outstanding shares of our capital stock whose holders are present at a meeting of shareholders and entitled to vote generally in the election of directors, voting as a single group, as a condition to consummate specified business transactions unless the board of directors approves the transaction and minimum price requirements are met. In addition, if Proposal 2 is not approved but Proposal 1 is implemented, our existing fair price provisions could discourage a takeover because a person seeking to take over the company might have to pay the highest price paid for one series of common stock to holders of both series of common stock.

         The existence of two series of common stock could also present complexities and could pose obstacles, financial and otherwise, to an acquiring person. For example, it will be impossible to obtain control of the assets attributed to the MCI group without acquiring control of WorldCom as a whole. Because this could be prohibitively expensive, it is unlikely that the MCI stock will have any takeover premium priced factored into its trading price.

If the Internal Revenue Service asserts that the receipt of tracking stock is taxable, you could have a taxable gain or taxable income

         While we believe that no income, gain or loss will be recognized by you for federal income tax purposes as a result of the tracking stock proposal, except for any cash received instead of fractional shares of MCI group stock, there are no court decisions or other authorities bearing directly on the effect of the features of the MCI group stock and the WorldCom group stock. In addition, the Internal Revenue Service announced that it will not issue rulings on the characterization of stock with characteristics similar to the MCI group stock and the WorldCom group stock. It is possible, therefore, that the Internal Revenue Service could successfully assert that the receipt of the MCI group stock or the WorldCom group stock as well as the subsequent conversion of one series of our common stock into the other series of common stock could be taxable to you and/or to us.

Legislative proposals could have adverse tax consequences for us or for holders of MCI group stock or WorldCom group stock

         The Clinton Administration Budget Proposals in 1999 and 2000 proposed legislation that would have adversely affected holders of tracking stock such as MCI group stock and WorldCom group stock. Although Congress did not act on either proposal and the recent Bush Administration Budget Proposal contains no such similar provision, it is impossible to predict whether any proposals relating to tracking stock will be made in the future, and to what extent Congress would act upon any such proposals.

         Under the amended charter, we may convert the MCI group stock into shares of WorldCom group stock at any time if there is more than an insubstantial risk of adverse U.S. federal income tax law developments, and upon any such conversion, you will not be entitled to the 10% premium that generally accompanies conversions at our option during the first three years after the implementation of the tracking stock proposal.

We may not be able to pay a dividend on either the WorldCom group stock or the MCI group stock

         We do not anticipate declaring a dividend on the WorldCom group stock and we currently intend to pay a quarterly dividend of $0.60 per share on MCI group stock. The payment of dividends on MCI group stock will be a business decision to be made by our board of directors from time to time based primarily upon the results of operations, financial condition and capital requirements of the companies in the MCI group and of WorldCom as a whole, and such other factors as our board of directors considers relevant. Georgia law limits the amount of dividends that we can pay on all series of common stock to funds legally available for distributions. Our charter further limits the amount of dividends we can pay on the series of stock related to either group to the lesser of funds available for distributions under Georgia law and the available distribution amount for the applicable group. The available distribution amount for a group is the same amount that would be legally available for the payment of dividends on the series of stock related to that group if that group were a separate company under Georgia law. Moreover, we cannot assure you we will have any funds available to pay dividends.

                  Risks Relating to WorldCom Group Stock Only

In circumstances where a separate series vote is required, holders of MCI group stock can block action

         If Georgia law, Nasdaq National Market rules, our charter, our bylaws or our board of directors requires a separate vote on a matter by the holders of MCI group stock, those holders could prevent approval of the matter, even if the holders of a majority of the total number of votes cast or entitled to be cast, voting together as one voting group, were to vote in favor of it.

                    Risks Relating to MCI Group Stock Only

Shareholders that own only MCI group stock may not have sufficient voting power to protect their interests

         The holders of WorldCom group stock, to the extent they vote the same way, will control the outcome of a vote because WorldCom group stock will retain a substantial majority of the combined voting power of WorldCom group stock and MCI group stock. This will be true even if the matter involves a divergence from or conflict with the interests of the holders of WorldCom group stock and the holders of MCI group stock. These matters may include mergers and other extraordinary transactions. This control results because both series of stock will generally vote as a single voting group, except in limited circumstances requiring a vote of a single series voting as a separate voting group.

RISKS RELATING TO THE BUSINESSES ATTRIBUTED TO THE WORLDCOM GROUP

If our technology became obsolete our business would suffer

         The market for data and voice communications and Internet access and related products is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new product and service introductions. We cannot assure you that we will successfully identify new product and service opportunities and develop and bring new products and services to market in a timely manner. We are also at risk from fundamental changes in the way data and voice communications, including Internet access services, are marketed and delivered. Our pursuit of necessary technological advances may require substantial time and expense, and we cannot assure you that we will succeed in adapting our communications services business to alternate access devices, conduits and protocols.

Political, regulatory and economic risks in international markets pose numerous risks to our international operations

         Because we derive substantial revenue from international operations, our business is subject to risks inherent in international operations, including:

         o unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers;

         o   challenges in staffing and managing foreign operations;

         o   employment laws and practices in foreign countries;

         o   longer payment cycles and problems collecting accounts receivable;

         o fluctuations in currency exchange rates and imposition of currency exchange controls;

         o foreign taxation of earnings and payments received by us from our subsidiaries and affiliates;

         o potential inflation in the foreign countries where we conduct operations;

         o   differences in technology standards;

         o   exposure to different legal standards; and

         o political, economic and social conditions in the foreign countries where we conduct operations.

         We operate internationally through a variety of channels and entities, including wholly-owned subsidiaries, joint ventures and operating agreements with local telecommunications companies. Each of these presents risks. For example, some countries have foreign ownership limitations with respect to companies that provide telecommunications services within their borders. These restrictions require us to partner with one or more local companies if we want to participate in the market. In these settings, our ability to control or direct the operations of the local entity is limited, either contractually or statutorily, by our obligations to our local partners.

         Although most of the foreign countries where we operate are liberalizing their telecommunications market, whether as a result of domestic legislation or by virtue of international commitments, there are no guarantees as to the timing or continuation of these initiatives. For example, more than 70 countries have bound themselves to undertake liberalizing measures in their telecommunications market pursuant to treaty commitments under the World Trade Organization. We cannot assure you, however, that such liberalizing measures will be implemented in a timely manner or at all. Moreover, if there is a failure to implement those liberalizing measures, there may not be adequate or effective recourse against the foreign government for such failure.

         While we have a growing concentration of Internet-related services, the rate of development and adoption of the Internet has been slower outside the United States. Laws in the United States and foreign countries regarding the Internet and related data privacy issues are largely unsettled, but are becoming an increasing focus for lawmakers. Changes in these laws could require us to expend significant resources to comply or could limit our business. Furthermore, the application of multiple sets of laws and regulations may subject us to regulation, taxation, enforcement or other liability in unexpected ways, which could make it more expensive to conduct our business or limit our ability to conduct business. Regulation of the Internet may also adversely impact our customers' businesses, which could lead to reduced demand for our services.

We compete with an increasing number of communications providers, some of whom have greater resources. Our failure to compete effectively against the new competitors or otherwise could result in the loss of customers, revenues and profitability

         Virtually every aspect of the telecommunications industry is extremely competitive. Moreover, a continuing trend toward business combinations and alliances in the telecommunications industry may create significant new competitors to us.

         We compete domestically with the following companies, some of which have significantly greater financial, personnel and other resources:

         o traditional phone companies, such as Verizon Communications and SBC Communications, which dominate local telephone service in a particular region and are now permitted to offer long distance and other services in a number of states and could gain approval to offer long distance and other services in a number of other states as well;

         o other telecommunications companies that offer a broad range of telecommunication services, such as AT&T, Cable & Wireless, Genuity, Global Crossing, Level 3, Qwest, Sprint and Williams; and

         o equipment vendors and consulting companies such as Cisco, Accenture and IBM.

         Overseas, we compete with the incumbent telephone companies, some of which still have special regulatory status and the exclusive rights to provide services, and virtually all of which historically dominated their local, domestic long distance and international services business. These companies have numerous advantages including existing facilities, customer loyalty, and substantial financial resources. We may be dependent upon obtaining facilities from these incumbent telephone companies. We also compete with other service providers, many of which are affiliated with incumbent telephone companies in other countries. Typically, we must devote extensive resources to obtain regulatory approvals necessary to operate overseas, and then to obtain access to and interconnection with the incumbent's network on a non-discriminatory basis.

         We may also be subject to additional competition due to the development of new technologies and increased availability of domestic and international transmission capacity.

         We also compete in offering data communications and Internet-based services, including web hosting, Internet access and related services. This is also an extremely competitive business and we expect that competition will intensify in the future.

If we do not implement sophisticated information and billing systems, we may not be able to achieve desired operating efficiencies

         Sophisticated information and billing systems are vital to our growth and ability to monitor costs, bill customers, fulfill customer orders and achieve operating efficiencies. Our plans for further developing and enhancing our existing information and billing system for the businesses attributed to the WorldCom group rely primarily on the delivery of products and services by third party vendors. We may not be able to develop new business, identify revenues and expenses, service customers, collect revenues or develop and maintain an adequate work force if any of the following occur:

         o vendors fail to deliver proposed products and services in a timely and effective manner or at acceptable costs;

         o we fail to adequately identify all of our information and processing needs;

         o   our related processing or information systems fail; or

         o we fail to integrate our systems with those of our major customers.

Price competition may adversely affect the WorldCom group's operating results

         Prices for data communications have fallen historically and prices for commercial voice communications have fallen due to advanced technology, increased competition and deregulation. We expect both trends to continue. Accordingly, we cannot predict to what extent we may need to reduce our prices to remain competitive. The extent to which the business, financial condition, results of operations and cash flow of these businesses could be adversely affected will depend on the pace at which these industry-wide changes continue and our ability to create new and innovative services to differentiate our offerings, enhance customer retention and grow market share.

RISKS RELATING TO THE BUSINESSES ATTRIBUTED TO THE MCI GROUP

The MCI group has not been attributed the MCI tradename. The loss of use of the MCI tradename by the MCI businesses would harm the group's results

         The WorldCom group has been assigned all tradenames, including the MCI tradename and other related MCI tradenames, and the MCI group is allocated a charge for the use of the MCI tradenames. If we terminate this arrangement or let it expire, the MCI group will no longer have access to the MCI tradenames for marketing purposes.

We compete with an increasing number of communications providers. Our failure to compete effectively against these new competitors or otherwise could result in the loss of current and potential customers, revenue and profitability

         The telecommunications industry is extremely competitive, which has resulted in downward pressure on revenues and profitability. We compete with the following companies, some of which have significantly greater financial, personnel and other resources:

         o traditional phone companies, such as Verizon Communications and SBC Communications, which are now permitted to offer long distance voice services in a number of states and could gain approval to offer long distance voice services in a number of other states as well; and

         o other telecommunications companies that offer retail and wholesale communications services, including AT&T Qwest, Excel and Sprint.

         We may also be subject to additional competitive pressures from the development of new technologies and increased availability of transmission capacity. The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new product and service offerings and increasing satellite, wireless and fiber optic transmission capacity for services similar to those provided by us. We cannot predict which of many possible future product and service offerings will be important to maintain our competitive position or what expenditures will be required to develop and provide these products and services.

Price competition may continue to adversely affect MCI group's operating results

         Prices for voice communications have fallen because of the introduction of more efficient networks and advanced technology, competition from wireless communications and other competing technologies and deregulation. We expect these trends to continue and we cannot predict to what extent we may need to continue to reduce our prices in the future to remain competitive. In addition, we cannot assure you that we will be able to achieve increased traffic volumes to sustain our current revenue levels. The extent to which the business, financial condition, results of operations and cash flow of our consumer long distance voice business could be adversely affected will depend on the pace at which these industry-wide changes continue and our ability to create new and innovative services to differentiate our offerings, enhance customer retention and grow market share.

If our technology became obsolete our business would suffer

         The telecommunications industry is subject to rapid and significant changes in technology. The effect on the businesses attributed to the MCI group of technology changes, including changes relating to emerging wireline and wireless transmission, voice over the Internet and switching technologies, cannot be predicted.